                                                                    EXHIBIT 99.1

NEWS RELEASE

BROADCOM MEDIA CONTACTS
Bill Blanning
Eileen Algaze
Corporate Communications
949-450-8700
blanning@broadcom.com
Ealgaze@broadcom.com

BROADCOM FINANCIAL ANALYST CONTACTS
William J. Ruehle
Vice President and Chief Financial Officer
949-450-8700
billr@broadcom.com


            BROADCOM COMPLETES ACQUISITION OF ALLAYER COMMUNICATIONS

IRVINE and SAN JOSE, Calif. - December 13, 2000 - Broadcom Corporation (Nasdaq:
BRCM), the leading provider of integrated circuits enabling broadband communications, today announced that it has completed the acquisition of San Jose-based Allayer Communications.

Allayer is a leading developer of high-performance enterprise and optical networking communications chips for local, metropolitan and wide area networks.

In connection with the acquisition, Broadcom issued an aggregate of 839,467 shares of its Class A common stock in exchange for all outstanding shares of Allayer's preferred and common stock and reserved 426,980 additional shares of its Class A common stock for issuance upon exercise of outstanding employee stock options and other rights of Allayer. If certain performance goals are satisfied, Broadcom will issue up to an additional 300,000 shares of its Class A common stock to the stockholders and option holders of Allayer. The share issuances were exempt from registration pursuant to section 3(a)(10) of the Securities Act of 1933, as amended. Portions of the shares issued will be held in escrow pursuant to the terms of the acquisition agreement as well as various employee share repurchase agreements.

The merger transaction will be accounted for under the purchase method of accounting. Broadcom will record a one-time charge for purchased in-process research and development expenses related to the acquisition in its fourth fiscal quarter, ending December 31.

In addition to the purchase consideration, Broadcom reserved 756,900 shares of its Class A common stock for future issuance to customers upon the exercise of outstanding performance-based warrants of Allayer that become exercisable upon satisfaction of certain customer purchase requirements.

ABOUT BROADCOM
Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, video, and data. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies integrated circuits for a number of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed local, metropolitan and wide area networks, home networking, Voice over Internet Protocol (VoIP), carrier access, residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, optical networking, digital subscriber lines (xDSL) and wireless communications. Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:
This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom in connection with the acquisition of Allayer Communications include, but are not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; general economic conditions and specific conditions in the markets we address; the rate at which present and future customers and end-users adopt Broadcom's technologies and products in the markets for optical communications integrated circuits; delays in the adoption and acceptance of industry standards in the foregoing markets; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the volume of our product sales and pricing concessions on volume sales; silicon wafer pricing and the availability of foundry and assembly capacity and raw materials; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; intellectual property disputes and customer indemnification claims; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the effects of new and emerging technologies; the effectiveness of our product cost reduction efforts; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom(R), Allayer Communications, and the pulse logo are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. All other trademarks mentioned are the property of their respective owners.